Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Agreement”) is made as of this 8 day of July, 2017 (the “Execution Date”) and entered into by and between Richard Allen, a resident of the State of New York (“Employee”), on the one hand, and Long Island Iced Tea Corp., a Delaware corporation (the “Company”), on the other hand. The Employee and the Company may be collectively referred to herein as the “Parties” or individually as “Party.”

RECITALS

WHEREAS, the Employee has been employed by the Company and in connection with such employment has served as Chief Financial Officer of the Company and has held comparable positions with the Company’s subsidiaries;

WHEREAS, pursuant to the terms, conditions and agreements set forth herein and except as otherwise provided herein, the Parties now mutually desire to provide for the termination of the Employee’s employment with the Company and each of its subsidiaries and affiliates;

WHEREAS, by and through this Agreement, the Parties desire to address fully, finally and forever all matters between them arising up to and through the Execution Date, including, but not limited to, any matters arising out of the Employee’s employment with the Company and any subsidiary thereof and/or the termination of the foregoing;

NOW THEREFORE, in consideration of the agreements contained herein as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties agrees as follows:

1. Termination of Employment. The Employee’s employment as Chief Financial Officer of the Company shall be terminated effective as of August 15, 2017 (the “End Date”). In addition, effective as of the End Date, to the extent not previously terminated, the Employee hereby resigns from any and all offices and directorships he may hold with the Company and each of its subsidiaries and affiliates, and agrees to take any other actions reasonably required to effectuate the foregoing.

2. Termination of Prior Agreements. Except as otherwise provided herein, the Employment Agreement by and between the Company and the Employee, dated as of June 1, 2016 (the “Employment Agreement”), is hereby terminated in its entirety effective as of the End Date, along with all rights, obligations and responsibilities of the parties thereunder. Within five (5) business days after the Company obtains shareholder approval of its 2017 Long-Term Incentive Equity Plan, the Company shall issue 8,333 shares of the Company’s common stock, par value $0.0001 per share, to Employee in accordance with Section 3.6(a) of the Employment Agreement. Prior to the End Date, (a) the Company hereby covenants and agrees that it shall not terminate the Employment Agreement for “Cause” (as defined in the Employment Agreement) pursuant to clause (a) of the definition thereof; and (b) the Employee hereby covenants and agrees that it shall not terminate the Employment Agreement for “Good Reason” (as defined in the Employment Agreement). Each other agreement between the Employee and any of the Company and its subsidiaries and affiliates, other than this Agreement and the Option Agreements and Indemnification Agreement (each as defined below), are hereby terminated in all respects effective as of the End Date, provided that each of the Option Agreements (as defined below) shall have been executed and be effective on the End Date.

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3. New Agreements. On the End Date, the Employee and the Company will execute option agreements in the forms attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3 (collectively, the “Option Agreements”).

4. Payments and Continuation of Benefits. The Parties agree that the Employee shall be entitled to receive the following, subject to the following terms and conditions:

(a) Accrued Obligations. In accordance with its normal payroll practices, the Company shall (i) pay to the Employee all unpaid salary and vacation accrued but not paid through the End Date, and (ii) reimburse to the Employee all reasonable outstanding reimbursable expenses incurred by the Employee and submitted to the Company prior to the End Date in accordance with the Company’s applicable policies and practices, to the extent not reimbursed prior to the End Date.

(b) Severance. In consideration of and subject to and conditioned upon (A) the Employee’s execution and non-revocation of the First Release (as defined below), with respect to clause (i) below, and the Second Release (as defined below), with respect to clause (ii) below, and (B) the Employee’s continued compliance with Sections 5 and 6, the Company shall pay or provide the following to the Employee (collectively, the “Severance”):

(i) a single payment of $30,834, such amount to be paid to the Employee in one lump sum cash payment no later than the fifth (5th) business day following the expiration of the revocation period provided in the First Release;

(ii) a single payment of $30,834, such amount to be paid to the Employee in one lump sum cash payment no later than the fifth (5th) business day following the expiration of the revocation period provided in the Second Release; and

(iii) the Company shall provide continued enrollment of the Employee and, if enrolled as of the date hereof, his family (the “Enrolled Persons”) from the End Date through the earliest to occur of (A) December 31, 2017, or (B) such time as Enrolled Persons become eligible for coverage under another “group health plan” (within the meaning of Internal Revenue Code Section 4980B), at the same level of benefits (including deductibles and co-pays) and at Company’s sole cost and expense, in the group health plans in which the Employee was enrolled immediately prior to the Execution Date, as may be adjusted in a manner applicable to plan participants generally.

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To the extent that any Severance payments or benefits would become due or payable after the End Date but prior to the expiration of the revocation period applicable under the Second Release, such payments shall be delayed until (and subject to and conditioned upon) the expiration of such revocation period, and shall be paid as soon as practicable thereafter (assuming that the Second Release has not been revoked).

(c) Exclusivity of Benefits. Except as expressly provided in this Section 4 and in the Option Agreements and the Indemnification Agreement, after the End Date, the Employee shall not be entitled to any additional payments or benefits in connection with his employment with the Company or any of its subsidiaries or affiliates, or the termination thereof or under or in connection with any contract, agreement or understanding between the Employee and any of the foregoing. Except as expressly provided herein, all employee benefits and perquisites provided or funded in whole or in part by the Company or any of its subsidiaries or affiliates shall cease as of the End Date.

(d) Payment Upon Death of The Employee. If the Employee dies during any period during which payments pursuant to this Section 4 are to be made, payments for the remainder of such period following his death shall be made to his spouse or, if provided for by will or otherwise by law, to his heirs.

5. Confidential Information and Trade Secrets. As consideration for and to induce the Company to enter into this Agreement and to pay the Severance, the Employee hereby covenants and agrees to the provisions set forth below:

(a) Except as the Board of Directors of the Company may expressly authorize or direct in writing, the Employee agrees that he will not at any time for any reason, either directly or indirectly, (i) copy, reproduce, divulge, disclose or communicate to any person or entity, in any manner whatsoever, any Confidential Information (as defined below), (ii) remove from the custody and control of the Company any physical or electronic manifestation of the Confidential Information or (iii) utilize, or permit others to utilize, any Confidential Information for any reason. All Confidential Information, including all physical or electronic manifestations thereof, shall be the exclusive property of the Company, whether or not prepared, compiled or obtained by the Employee or by the Company prior to the Employee’s employment.

(b) “Confidential Information” shall mean all information and trade secrets relating to or used in the business and operations of the Company and its subsidiaries and affiliates (including, but not limited to, marketing methods and procedures, customer lists, sources of supplies and materials, business systems and procedures, information regarding its financial matters, or any other information concerning the personnel, operations, trade secrets, know how, or business or planned business of the Company and its subsidiaries and affiliates), whether prepared, compiled, developed or obtained by the Employee or by the Company and its subsidiaries and affiliates prior to or during the Employee’s employment with the Company or any of its subsidiaries or affiliates, that is treated by the Company as confidential or proprietary or is reasonably considered by the Company to be confidential or proprietary. Notwithstanding the foregoing, “Confidential Information” shall not include information independently developed by the Employee prior to his initial engagement as a consultant to the Company.

(c) The provisions of Section 5(a) shall not apply to: (i) Confidential Information that is public knowledge other than as a result of a breach of the Employee’s obligation of confidence; or (ii) Confidential Information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Employee, provided that the Employee shall deliver written notice to the Company of such required disclosure and afford the Company the opportunity to legally curtail such disclosure within the time period required for disclosure. All protections in this Section 5 for the benefit of the Company shall be deemed to include its subsidiaries and affiliates.

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6. Non-Solicitation, Non-Disparagement and Non-Competition.

(a) As consideration for and to induce the Company to enter into this Agreement and to pay the Severance, the Employee hereby covenants and agrees that for a period commencing on the Execution Date and ending on the date that is two (2) months after the End Date (“Restriction Period”), he will not:

(i) solicit to employ or knowingly permit any company or any business directly or indirectly controlled by him to solicit to employ any person who was employed by the Company or any of its subsidiaries or affiliates at or within the prior nine (9) months, or in any manner seek to induce any such person to leave his or her employment, it being understood that a general advertisement seeking employees shall not be deemed to be such solicitation;

(ii) hold himself out as an employee, agent or representative of the Company or any of its subsidiaries or affiliates;

(iii) engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), any business or other activity pertaining to products that were being sold by the Company, or were in research or under development by the Company, at any time during the Employee’s employment with the Company, if such business or activity is located within seventy-five (75) miles of any market in which Company currently operates or has current, actively pursued plans to conduct operations as of the End Date; or

(iv) except with the prior written consent of the Company, engage with any customers doing business with the Company during Employee’s employment with the Company that are current customers of the Company on the Execution Date.

(b) The Employee and the Company hereby covenant and agree that at no time, whether during or after the Restriction Period, will either party shall make any statement, publicly or privately, to any individual or entity, including, without limitation, clients, customers, employees, financial or credit institutions or news agencies, in any case, which could reasonably be expected to disparage, defame, libel or slander the other party or any of its subsidiaries or affiliates or any of their respective employees, officers or directors, as applicable.

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7. Remedies Upon Breach. The Employee acknowledges that the Company may suffer substantial damage which will be difficult to compute and that the remedies at law will be inadequate if the Employee should violate any of the covenants or other obligations contained in Sections 5 or 6 hereof, and that the restrictions in Sections 5 and 6 of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Company and its subsidiaries and affiliates. Accordingly, the Parties agree that the Company shall be entitled to the remedies of injunction and/or specific performance (in addition to any other remedies, at law or in equity, as may be available), and the Company shall not be required to post a bond in connection therewith.

8. Indemnification. Nothing herein shall impair or affect any indemnification rights provided in the Company’s certificate of incorporation or bylaws, nor shall the Company take any actions to limit or modify the indemnification rights provided to the Employee thereunder without the prior written consent of the Employee. Further, the Parties acknowledge and agree that the Company’s duties and obligations under the indemnification agreement between the parties, dated as of June 1, 2016 (the “Indemnification Agreement”), shall continue in full force and effect following the End Date pursuant to the terms and conditions contained therein.

9. Releases.

(a) The Employee agrees that, as a condition to the Employee’s right to receive the Severance:

(i) within the timeframe specified in the release of claims attached hereto as Exhibit B-1 (the “First Release”), the Employee shall execute, deliver to the Company and thereafter shall not revoke the First Release; and

(ii) within the timeframe specified in the release of claims attached hereto as Exhibit B-2 (the “Second Release,” and together with the First Release, the “Releases”), the Employee shall execute, deliver to the Company and thereafter shall not revoke the Second Release.

10. No Admission. This Agreement shall not in any way be construed as an admission by the Company or any of its subsidiaries or affiliates of any liability whatsoever or as an admission by any of the foregoing of any acts of wrongdoing or discrimination against the Employee or any other persons. In fact, each of the foregoing entities specifically disclaims, on behalf of itself, its subsidiaries and affiliates, any liability to and wrongdoing or discrimination against the Employee or any other persons.

11. Confidentiality. Except as otherwise required by law, the Employee and the Company agree not to disclose the terms of this Agreement or the substance of the discussions preceding this Agreement to any other person; provided, however, that this Section 11 shall not apply to:

(a) The Employee’s communications to his attorneys, accountants and/or financial advisors,

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(b) the Company’s communications to any third party with a legitimate business need to know, as determined in the Company’s reasonable and good faith discretion (such as its attorneys, accountants, auditors and/or financial advisors), and

(c) disclosure by the Company, to the extent required by applicable U.S. federal securities laws,

as long as the recipients of the disclosure, prior to disclosure (except in situations to which Section 11(c) applies), first agree not to disclose such information to anyone else. In addition, if the Employee is required by law to disclose any of the terms of this Agreement or the substance of the discussions preceding this Agreement to any other person, the Employee will provide written notice to the Company in advance of such disclosure, and will cooperate with the Company to prevent or limit such disclosure.

12. Cooperation. The Employee agrees to reasonably cooperate with the Company with respect to all matters arising during or related to his employment about which he has personal knowledge because of his employment with the Company, including but not limited to all matters (formal or informal) in connection with any government investigation, internal investigations, litigation (potential or ongoing), administrative, regulatory, or other proceeding which currently exists, or which may have arisen prior to or arises following the signing of the Agreement. Such cooperation will include, but not be limited to, the Employee’s willingness to be interviewed by representatives of the Company, and to participate in such proceedings by deposition or testimony. The Employee understands that the Company will reimburse him for his reasonable out-of-pocket expenses (including attorney’s fees and legal costs) incurred in connection with such cooperation.

13. Binding Effect. This Agreement shall be binding upon the Employee, his heirs, representatives, executors, administrators, successors, and assigns, and upon the Company and its successors, parents, affiliated companies, and assigns. If either Party violates any provision of this Agreement, the other Party may present this Agreement to any court of competent jurisdiction for the purpose of obtaining legal and equitable relief.

14. Governing Law. This Agreement is deemed by the Parties to be made and entered into in the State of New York. It shall be interpreted, enforced, and governed under the laws of New York, without regard to any provision of the doctrine of conflicts of laws of such state. Any action or proceeding arising under or with respect to this Agreement shall be brought in a federal or state court having jurisdiction located in the County of New York, State of New York.

15. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

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16. Section 409A of the Code. If at any time the Company determines that any payment under this Agreement may be or become subject to the imposition of taxes under Internal Revenue Code Section 409A, the Company shall have the right, in its sole discretion and upon providing written notice to the Employee, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Company determines are necessary or appropriate to (a) exempt the payments provided hereunder according to Internal Revenue Code Section 409A and/or preserve the intended tax treatment of such payments, or (b) comply with the requirements of Internal Revenue Code Section 409A. Any such amendments by the Company shall have no cumulative adverse financial impact upon the Employee. In no event whatsoever shall the Company or any of the other Releasees (as defined in the Release) be liable for any additional tax, interest or penalties that may be imposed on the Employee by Internal Revenue Code Section 409A or any damages for failing to comply with Code Section 409A.

17. Withholding. The Company shall withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

18. Reliance. The Employee hereby acknowledges that he has not relied on any information provided or statements made by the Company, or any of its agents, representatives, or attorneys that are not contained in this Agreement. In return for executing this Agreement, the Employee is receiving only the consideration described in this Agreement.

19. Entire Agreement. This Agreement, the Option Agreements and the Indemnification Agreement contain the entire agreement between the Parties, and, except as otherwise provided herein, this Agreement and the Option Agreements and the Indemnification Agreement supersede any other oral or written agreements or understandings between the Parties, including without limitation the Employment Agreement.

20. Amendments. All modifications and amendments to this Agreement must be made in writing and signed by the Parties.

21. Waiver. No delay or omission by the Parties in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a Party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

22. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

23. Proper Authorization; Due Execution. The Company represents and warrants to the Employee that this Agreement has been approved by its Board of Directors and that the officer signing on its behalf below has been fully authorized to do so.

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24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

25. Further Assurances. From time to time, each of the Parties shall execute, acknowledge, and deliver any instruments or documents reasonably necessary to carry out the purposes of this Agreement.

26. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall confer on any person, other than the Parties to this Agreement, any right or remedy of any nature whatsoever.

27. Return of Property and Materials. The Employee will, at the Company’s request, promptly deliver to the Company all Company property and all memoranda, notes, records, reports, customer lists, manuals, drawings and other documents (and all copies thereof) relating to the business of the Company and its subsidiaries and affiliates and all property associated therewith, which the Employee may now possess or have under his control.

28. No Future Employment. The Employee agrees not to seek future employment with the Company.

29. Review and Approval. The Parties hereto acknowledge that they have each had adequate and legally sufficient time to review and seek legal guidance concerning this Agreement. The Employee specifically has been advised to consult with an attorney concerning this Agreement. The Employee understands the rights that are waived by this Agreement, including rights under the Age Discrimination in Employment Act. Specifically, the Employee acknowledges that he has had at least 21 days to consider this Agreement. If the Employee chooses to execute this Agreement prior to the end of 21 days, it is solely his choice.

30. Cancellation upon Written Notice. The Employee may revoke his signature on this Agreement and the Release within seven days following his signing of either Release by sending notice to the Company, either by certified mail, return receipt requested, or overnight delivery so that the notice arrives before the expiration of the seven day revocation period. The Employee understands and agrees that if he either Release within either seven day revocation period, the Company is not obligated to fulfill the obligations contained in this Agreement.

31. Voluntary Execution and Waiver. The Employee further represents and warrants that he freely negotiated the terms of this Agreement and that he enters into it and executes it and the Release voluntarily. The Employee understands that this is a voluntary waiver of any claims under the laws and orders stated in the Release that relate in any way to his employment with, complaints about, compensation due, or separation from the Company or any of its subsidiaries or affiliates.

32. Whistleblower Provision. No clause in the Agreement, including all provisions relating to confidentiality, shall be interpreted as restricting or prohibiting, in any way, the Employee’s right to voluntarily communicate with the Securities and Exchange Commission or receiving monetary recovery or a whistleblower award from the Securities and Exchange Commission for related disclosures.

This Separation Agreement becomes effective as of the date all Parties have executed below and the revocation period described in the First Release has expired without the Employee’s revocation; provided, that Sections 1, 2, 3, 4(a) and 4(b)(ii) shall not apply unless Employee remains employed by the Company through the End Date.

[Signatures are on Following Page]

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[Signature Page to Separation Agreement]

EMPLOYEE:

/s/ Richard B. Allen	Date:	July 8, 2017
RICHARD ALLEN

COMPANY:

LONG ISLAND ICED TEA CORP.

By:	/s/ Julian Davidson	Date:	July 8, 2017
Name: Julian Davidson
Title: Executive Chairman

EXHIBIT B-1

GENERAL RELEASE1

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Long Island Iced Tea Corp., a Delaware corporation (the “Company”), and each of its affiliates and subsidiaries, and each of their present and former partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, lenders, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof, including, without limitation, any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, separation pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on any Releasee’s right to terminate the employment of the undersigned; any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Age Discrimination in Employment Act (including the Older Workers’ Benefit Protection Act), the Equal Pay Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, and the National Labor Relations Act, each as amended; and any and all claims under the laws of any state, county, municipality, or other governmental subdivision of the United States or any state, including but not limited to the State of New York.

Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 4 of that certain Separation Agreement, dated as of July [8], 2017, between the Company and the undersigned (the “Separation Agreement”), to which this Release is attached, or under the Option Agreements or the Indemnification Agreement referenced therein, or under Section 3 of the Employment Agreement referenced therein that have accrued on or prior to the date hereof.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

1 This First Release will be signed within the timeframe set forth below.

(1) HE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE;

(2) HE HAS 21 DAYS FROM HIS RECEIPT OF THE SEPARATION AGREEMENT AND THIS RELEASE TO CONSIDER BOTH BEFORE SIGNING THEM; AND

(3) HE HAS 7 DAYS AFTER SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE TO REVOKE HIS SIGNATURE, AND THE SEPARATION AGREEMENT AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD PROVIDED HE DOES NOT EXERCISE HIS RIGHT TO REVOKE.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any Claims against the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim, to the fullest extent permitted by law.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of the Separation Agreement or this Release shall constitute or be construed as an admission of any liability or wrongdoing whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Release, and the undersigned agrees that the Separation Agreement and this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

IN WITNESS WHEREOF, the undersigned has executed this Release this 8th day of July, 2017.

/s/ Richard B. Allen
RICHARD ALLEN

EXHIBIT B-2

GENERAL RELEASE2

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Long Island Iced Tea Corp., a Delaware corporation (the “Company”), and each of its affiliates and subsidiaries, and each of their present and former partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, lenders, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof, including, without limitation, any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, separation pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on any Releasee’s right to terminate the employment of the undersigned; any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Age Discrimination in Employment Act (including the Older Workers’ Benefit Protection Act), the Equal Pay Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, and the National Labor Relations Act, each as amended; and any and all claims under the laws of any state, county, municipality, or other governmental subdivision of the United States or any state, including but not limited to the State of New York.

Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 4 of that certain Separation Agreement, dated as of July [●], 2017, between the Company and the undersigned (the “Separation Agreement”), to which this Release is attached, or under the Option Agreements or the Indemnification Agreement referenced therein.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

 2 This Second Release will be signed within the timeframe set forth below but not before the End Date.

(1) HE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE;

(2) HE HAS 21 DAYS FROM HIS RECEIPT OF THE SEPARATION AGREEMENT AND THIS RELEASE TO CONSIDER BOTH BEFORE SIGNING THEM; AND

(3) HE HAS 7 DAYS AFTER SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE TO REVOKE HIS SIGNATURE, AND THE SEPARATION AGREEMENT AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD PROVIDED HE DOES NOT EXERCISE HIS RIGHT TO REVOKE.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any Claims against the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim, to the fullest extent permitted by law.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of the Separation Agreement or this Release shall constitute or be construed as an admission of any liability or wrongdoing whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Release, and the undersigned agrees that the Separation Agreement and this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

IN WITNESS WHEREOF, the undersigned has executed this Release this ___ day of __________, 2017.

RICHARD ALLEN